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                                                                 EXHIBIT 23.1(A)

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-99070) pertaining to the Chicago Miniature Lamp, Inc. 1995 Incentive and Non-Statutory Stock Option Plan of our report dated January 29, 1999, except for the 1998 stock split as described in Note 2, as to which the date is February 11, 1998 with respect to the consolidated financial statements and schedule of Chicago Miniature Lamp, Inc. included in the Annual Report (Form 10-K) for the year ended January 3, 1999.

Ernst & Young LLP
Chicago, Illinois
March 25, 1999

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